Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Global, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-125930, 333-125941, 333-125943, 333-125946, 333-125962, 333-128034, 333-128035, 333-128036, 333-128037, and 333-128038) and on Form S-3 (Nos. 333-128945, 333-128553, and 333-125927) of Liberty Global, Inc. of our reports dated March 13, 2006, with respect to the consolidated balance sheets of Liberty Global, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Liberty Global, Inc.
KPMG LLP
Denver, Colorado
March 13, 2006